Exhibit 10.61

OPTION AGREEMENT FOR SALE AND PURCHASE

THIS OPTION AGREEMENT FOR SALE AND PURCHASE (the “Option Agreement”) is made this __21st___ day of __September____________, 2021, between ALICO, INC., a Florida corporation, whose address is 10070 Daniels Interstate Court, Suite 100, Ft. Myers, FL 33913 as "Seller" and the BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA ("Trustees"), whose address is Florida Department of Environmental Protection, Division of State Lands, 3900 Commonwealth Blvd., Mail Station 115, Tallahassee, Florida 32399-3000, as "Buyer".  Buyer's agent in all matters shall be the Division of State Lands of the Florida Department of Environmental Protection ("DSL").

1. GRANT OF OPTION.   Seller hereby grants to Buyer the exclusive option to purchase the real property located in Hendry County, Florida, described in Exhibit "A" and depicted as the “Subject Parcels” in Exhibit “A-1”, each attached hereto, which real property comprises approximately 1,638 acres, together with all timber, transferable development rights, improvements, easements, appurtenances, hereditaments, and riparian and littoral rights, if any (the "Property"), in accordance with the provisions of this Option Agreement. This Option Agreement becomes legally binding on execution of this Option Agreement, but exercise of the option is subject to approval by Buyer and is effective only if DSL gives written notice of exercise to Seller.

2. OPTION TERMS.   The consideration for the option granted by this Option Agreement is $100.00 (“Option Payment”).  Upon execution of this Option Agreement by DSL, DSL will apply to the Chief Financial Officer for a state warrant in the amount of the Option Payment, which, will be forwarded to the escrow agent to hold for the benefit of Seller. The Option Payment is non-refundable such that Seller shall be entitled to retain the Option Payment regardless of whether Buyer exercises the Option; provided, however, the Option Payment shall be credited toward the purchase price at closing if Buyer timely exercises the option as discussed below. The option may be exercised during the period beginning with Buyer's approval of this Option Agreement at a regularly scheduled meeting of the Governor and Cabinet sitting as the Trustees, and ending 120 days after Buyer's approval of this Option Agreement ("Option Expiration Date"), unless extended by other provisions of this Option Agreement.   If Buyer's funds in the amount of the purchase price (as hereinafter defined in paragraph 3.A.) are not available by the Option Expiration Date the period of exercise of the option may be extended until such funds become available, not to exceed 60 days after the Option Expiration Date, by written notice to Seller. If Buyer’s funds are not available at the end of the 60-day extension then this Option Agreement shall terminate and neither party shall have further obligations under the provisions of this Option Agreement. If Buyer does not exercise its option by the Option Expiration Date, as extended if applicable, then the escrow agent is directed to release and disburse the Option Payment to Seller the following day. If Buyer does timely exercise its option, then escrow agent shall credit the Option Payment toward the purchase price paid by Buyer at closing.

3.A. PURCHASE PRICE.   The purchase price for the Property is FIVE MILLION SIX HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($5,675,000.00) ("Initial Purchase Price") which, after credit for the Option Payment, will be paid at closing.  Seller hereby authorizes Buyer to issue a state warrant for the Purchase Price directly to an escrow agent who is authorized by law to receive such payment, and who is acceptable to Buyer, and to require the escrow agent to pay Seller's expenses of sale and real estate taxes.  The Initial Purchase Price is subject to adjustment in accordance with paragraph 3.B.  This Option Agreement is contingent upon approval of the Final Adjusted Purchase Price, hereinafter defined, by Buyer and upon confirmation that the Final Adjusted Purchase Price is not in excess of the maximum value of the Property as determined in accordance with Section 253.025(8), Florida Statutes ("DSL Approved Value").  The determination of the DSL Approved Value and the Final Adjusted Purchase Price can only be made after the completion and DSL's approval of the survey required in paragraph 6.

3.B. ADJUSTMENT OF PURCHASE PRICE.   If, prior to closing, DSL determines that the Initial Purchase Price exceeds the DSL Approved Value of the Property, the Initial Purchase Price will be reduced to the DSL Approved Value of the Property (herein the "Final Adjusted Purchase Price").  If the Final Adjusted Purchase Price is less than 100% of the Initial Purchase Price because of the adjustment provided for in this paragraph, Seller shall, in Seller's sole discretion, have the right to terminate this Option Agreement and neither party shall have any further obligations under this Option Agreement.  If Seller elects to terminate this Option Agreement, Seller shall provide written notice to DSL of Seller's election to terminate this Option Agreement within 10 days after Seller's receipt of written notice from DSL of the Final Adjusted Purchase Price. If Seller fails to give Buyer a written notice of termination within the aforesaid time period from receipt of DSL's written notice, then Seller shall be deemed to have waived any right to terminate this Option Agreement based upon a reduction in the Initial Purchase Price pursuant to the provisions of this paragraph 3.B.  The Final Adjusted Purchase Price as calculated in this paragraph 3.B. is subject to further adjustment in accordance with the provisions of this Option Agreement. The Initial Purchase Price and the Final Adjusted Purchase Price, whichever is applicable depending on whether or not an adjustment has occurred under the provisions of this paragraph 3.B. are hereinafter referred to as the “Purchase Price”.

4. ENVIRONMENTAL SITE ASSESSMENT.   Buyer, prior to the exercise of the option and at its sole cost and expense, may conduct an environmental site assessment of the Property to determine the existence and extent, if any, of any Hazardous Materials on the Property.  Further investigations, testing, monitoring or environmental site assessments are required by DSL to determine the existence or extent of Hazardous Materials on the Property, Buyer, at its sole option may elect to extend the Option Expiration Date to conduct such procedures at the Buyer's sole cost and expense. For purposes of this Option Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste of any kind or any other substance which is regulated by any Environmental Law (as hereinafter defined in paragraph 5).

5. HAZARDOUS MATERIALS.   If the environmental site assessment provided for in paragraph 4 confirms the presence of Hazardous Materials on the Property, Buyer, at its sole option, may elect to terminate this Option Agreement and neither party shall have any further obligations under this Option Agreement.  Should Buyer elect not to terminate this Option Agreement, Seller shall (subject to the terms of this Section 5), at Seller's sole cost and expense and prior to the exercise of the option and closing, promptly commence and diligently pursue any assessment, clean up and monitoring of the Property necessary to bring the Property into full compliance with Environmental Law to DSL’s satisfaction in its sole discretion.  "Environmental Law" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the protection of the environment or human health, welfare or safety, or to the emission, discharge, seepage, release or threatened release of any contaminant, solid waste, hazardous waste, pollutant, irritant, petroleum product, waste product, radioactive material, flammable or corrosive substance, carcinogen, explosive, polychlorinated biphenyl, asbestos, hazardous or toxic substance, material or waste  of  any kind into the environment, including, without limitation, ambient air, surface water, ground water, or land including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource and Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, Chapters 161, 253, 373, 376 and 403, Florida Statutes, Rules of the U.S. Environmental Protection Agency, Rules of the Florida Department of Environmental Protection, and the rules of the Florida water management districts now or at any time hereafter in effect. However, should the estimated cost to Seller of clean up of Hazardous Materials exceed a sum which is equal to 0% of the Initial Purchase Price as stated in paragraph 3.A. Seller may elect to terminate this Option Agreement and neither party shall have any further obligations under this Option Agreement.

6. SURVEY.   Buyer may have the Property surveyed at its expense.  If the survey ("Survey"), certified by professional surveyor and mapper licensed by the State of Florida, shows any reduction in acreage from the appraised acreage to the surveyed acreage, any encroachment on the Property or that improvements intended to be located on the Property encroach on the land of others, the same shall be treated as a title defect. Buyer shall notify Seller in writing within the time period for Buyer to notify Seller of any title defects, specifying any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in paragraph 8.

7. TITLE INSURANCE.   Buyer may provide a marketable title insurance commitment, to be followed by an owner's marketable title insurance policy (ALTA Form "B" with Florida revisions) from a title insurance company approved by DSL, insuring marketable title to the Property in the amount of the Purchase Price at Buyer's expense.

8.DEFECTS IN TITLE.  Within sixty (60) days after this Option is executed by both parties, Buyer shall give written notice to Seller of any matters set forth in the title commitment obtained by Buyer pursuant to paragraph 7 above that are objectionable to, or deemed a title defect, by Buyer (“Notice of Title Objections”).  Buyer’s delivery of the Notice of Title Objections to Seller shall include therewith copies of all exception documents referenced in Schedule B, Section 2 of the title insurance commitment.  Notwithstanding anything in this Option Agreement to the contrary, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Buyer’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”):  (1) mortgages and any other secured interests arising through Seller (subject to the secured parties’ consent), (2) construction liens arising through Seller, (3) back taxes on the Property that are due and payable, (4) judgment liens arising through Seller, and (5) other liens or encumbrances arising through Seller and securing a specific dollar amount.  As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Buyer that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Buyer that Seller elects not to cure the objections or alleged defects.  In the event Seller fails to deliver a response within fifteen (15) days after receipt from Buyer of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects.  Buyer shall have until the expiration of the Option Expiration Date of Seller’s election (or deemed election) not to cure Buyer’s objections and alleged title defects, in which to elect either (1) to terminate the Option Agreement, (2) to require Seller to deliver title in its then existing condition (with no reduction in the purchase price) and to proceed to Closing notwithstanding the objections to title raised by Buyer, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects, (3) extend the amount of time Seller has to remove the title defect(s), or (aa) by mutual agreement with Seller, cut out the affected parcel of the Property and reduce the value of the Property by an amount equal to the product of the per acre value of the Property, multiplied by the acreage cut out.

9. INTEREST CONVEYED.   At closing, Seller shall execute and deliver to Buyer a statutory warranty deed in accordance with the provisions of Section 689.02, Florida Statutes, conveying marketable title to the Property in fee simple free and clear of all liens, reservations, restrictions, easements, leases, tenancies and other encumbrances, except for the Permitted Exceptions. No interest in (or any allocation of water permitted by) Water Use Permit 26-01112-W (the “WUP”) is being conveyed to Buyer.  Buyer acknowledges and agrees that Seller will, either before or after closing, cause the WUP to be modified with SFWMD such that the allocation of any and all water allocated to the Property pursuant to the WUP will be reallocated to other lands owned by Seller and that after such modification the WUP will no longer apply to the Property.  At closing, Seller shall disclaim any and all interest Seller may have in and to any other permits pertaining to the Property.  For purposes of this Option Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Buyer in the Notice of Title Objections (defined below); (iv) any exceptions caused by Buyer, its agents, representatives or employees; (v) any matters accepted or deemed accepted by Buyer pursuant to the terms and conditions of this Option Agreement, and (vi) any matters agreed to by the parties in writing.  Seller agrees to attempt to have the Property removed from the affect of that certain Water Control Easement from Alico Land Development Company, a Florida corporation, to the Devils Garden Water Control District, a public corporation, dated June 25, 1973 and recorded March 8, 1974 in Official Records Book 177, Page 246; Partial Release of Easement as set forth in Official Records Book 544, Page 1589; Official Records Book 579, Page 1725; Official Records Book 961, Page 729, all of the Public Records of Hendry County, Florida (collectively, the “WCD Easement”), prior to closing.  In the event Seller is unable to obtain a partial release of the WCD Easement with respect to the Property prior to the closing date, (a) Seller may extend the closing date for a reasonable amount of time necessary to obtain the partial release by providing written notice to Buyer, (b) Buyer may elect to close without the partial release by providing written notice to Seller, or (c) the parties may agree in writing that Seller shall seek to obtain the partial release after closing.

10. PREPARATION OF CLOSING DOCUMENTS.   Upon execution of this Option Agreement, Seller shall submit to Buyer a properly completed and executed beneficial interest affidavit and disclosure statement as required by Sections 286.23, 375.031(1) and 380.08(2), Florida Statutes.  Buyer shall prepare the deed described in paragraph 9 of this Option Agreement, Buyer's and Seller's closing statements and the title, possession and lien affidavit certified to Buyer and title insurer and an environmental affidavit on DSL forms provided by DSL and acceptable to Seller.

11. DSL REVIEW FOR CLOSING.   DSL will approve or reject each item required for closing under this Option Agreement.   If DSL rejects an item for closing which was submitted by the Seller, Seller will have 30 days thereafter to remove and resubmit any rejected item.   If Seller fails to timely deliver any items required of Seller, or DSL rejects any item after delivery, the Option Expiration Date shall be extended until DSL approves Seller's documents or until Buyer elects to terminate the Option Agreement.

12. EXPENSES.   Seller will pay the documentary revenue stamp tax and all other taxes or costs associated with the conveyance, including the cost of recording the deed described in paragraph 9 of this Option Agreement and any other recordable instruments that DSL deems necessary to assure good and marketable title to the Property.

13. TAXES AND ASSESSMENTS.   At closing, Seller shall satisfy all real estate taxes and assessments that are or may become a lien against the Property.  If Buyer acquires fee title to the Property between January 1 and November 1, Seller shall in accordance with Section 196.295, Florida Statutes, place in escrow with the county tax collector an amount equal to the current taxes prorated to the date of transfer based upon the current assessment and millage rates on the Property.  If Buyer acquires fee title to the Property on or after November 1, Seller shall pay to the county tax collector an amount equal to the taxes that are determined to be legally due and payable by the county tax collector.

14. CLOSING PLACE AND DATE.   The closing shall be on or before 15 days after Buyer exercises the option; provided, however, that if a defect exists in the title to the Property, title commitment, Survey, environmental site assessment, or any documents required to be provided or completed and executed, the closing shall occur either on the original closing date or within 60 days after receipt of documentation removing the defects, whichever is later.  Buyer shall set the date, time and place of closing and closing may be conducted as a “mail-away” closing.

15.RISK OF LOSS AND CONDITION OF REAL PROPERTY.  Seller assumes all risk of loss or damage to the Property prior to the date of closing and warrants that the Property shall be transferred and conveyed to Buyer in the same or essentially the same condition as of the date of Seller's execution of this Option Agreement, ordinary wear and tear excepted. Except as specifically set forth in the Option Agreement, Buyer acknowledges and agrees that Seller is transferring and Buyer accepts the Property AS IS, WHERE IS CONDITION AND WITH ALL FAULTS, as of the date of closing and specifically and expressly without any warranties, representation or guaranties, either express or implied, as to its condition, fitness for any particular purpose, merchantability, or any other warranty of any kind, nature or type whatsoever from or on behalf of Seller.    If, prior to closing, the condition of the Property is altered by an act of God or other natural force beyond the control of Seller, however, Buyer may elect, at its sole option, to terminate this Option Agreement and neither party shall have any further obligations under this Option Agreement.  Seller warrants that there are no facts known to Seller materially affecting the value of the Real Property which are not readily observable by Buyer or which have not been disclosed to Buyer.

Seller represents and warrants that on the date of closing there will be no parties other than Seller in occupancy or possession of any part of the Property, with the exception of the current tenant, Grace Ag Consulting, Inc.  It is understood and agreed that the current lease, with regards to this Property, with Grace Ag Consulting, Inc., will be issued a termination notice at or prior to closing.  It is also understood and agreed that the Seller will remove all livestock, personal property, refuse, garbage, junk, rubbish, trash and debris associated with activities of the tenant, or cause tenant to remove,  and surrender possession within one hundred twenty (120) days after the lease termination date, subject to closing.  After closing, Seller will continue to be entitled to receive all payments due from Grace Ag Consulting, Inc., under, and to enforce the terms of, Seller’s current lease with Grace Ag Consulting, Inc.  The parties agree that $175,000.00 of the Initial Purchase Price (or the Final Adjusted Purchase, whichever is applicable) will be held in escrow by American Government Services Corporation pursuant to an escrow agreement to be entered into at closing by and among Seller, Buyer and American Government Services to ensure Seller’s performance of all obligations to be performed within one hundred twenty (120) days after the lease termination date, subject to closing.  Should Seller fail to perform same, the amount held in escrow shall immediately be paid to Buyer as agreed upon liquidated damages. If Seller performs, the $175,000 held in escrow shall immediately be paid to Seller.

In consideration of the privileges herein granted, for as long as Seller remains in possession after closing, Seller hereby covenants and agrees to investigate all claims of every nature at its own expense, and to indemnify, protect, defend, save and hold harmless Buyer from any and all claims, costs, expense, including attorney’s fees, actions, lawsuits and demands of any kind or nature arising out of Seller’s possession.  Seller shall contact Buyer regarding the legal action deemed appropriate to remedy such damage or claims.  Buyer shall have the absolute right to choose its own legal counsel in connection with all matters indemnified for and defended against herein at Seller’s expense.

Seller to maintain, or cause tenant to maintain, liability insurance of no less than $1,000,000.00 on the Property at all times during its post-closing possession.

The foregoing provisions of this paragraph 15 shall survive the closing.

All wells located on the Property shall be duly abandoned at the Seller’s sole cost and expense prior to closing unless this requirement is waived by DSL in writing.  Seller warrants that any billboards on the property shall be removed prior to closing.

Except as provided above in regards to livestock and Seller’s current tenant, Seller agrees to clean up and remove all abandoned personal property, refuse, garbage, junk, rubbish, trash and debris (hereafter, “trash and debris”) from the Property to the satisfaction of DSL prior to closing.  Except as provided above, if the Seller does not remove all trash and debris from the Property prior to closing, Buyer at its sole option, may elect to: (a) deduct the expense necessary to remove trash and debris from the Seller’s proceeds of sale up to but not to exceed 5% of the Initial Purchase Price and proceed to close, with the Buyer incurring any additional expenses necessary to remove all trash and debris and clean up the Property subsequent to closing, (b) extend the amount of time the Seller has to remove all trash and debris from the Property, (c) terminate this Option Agreement, and neither party shall have any further obligations under this Option Agreement.

16. RIGHT TO ENTER PROPERTY AND POSSESSION.   Seller agrees that from the date this Option Agreement is executed by Seller, Buyer and its agents, upon reasonable notice, shall have the right to enter the Property for all lawful purposes in connection with this Option Agreement. Prior to any third-party surveyor or ESA contractor for DEP entering the Property, Buyer shall provide Seller with assurance of no less than $1,000,000 of liability insurance. Buyer shall be liable for all damages arising from its presence on the Property under the provisions of this Option Agreement for which it is found legally responsible. Seller shall deliver possession of the Property to Buyer at closing, subject to all other provisions of this Option Agreement.

17. ACCESS.   Except for the portion of the Property contiguous with real property owned or controlled by Buyer or agencies of the State of Florida, Seller warrants that there is legal and practical ingress and egress for the Property over public roads or valid, recorded easements for the use and benefit of and as an appurtenance to the Property.

18. DEFAULT.   If Seller defaults under this Option Agreement, Buyer may waive the default and proceed to closing, seek specific performance, or refuse to close and elect to receive the return of any money paid, each without waiving any action for damages, or any other remedy permitted by law or in equity resulting from Seller's default.

19. BROKERS.   Seller warrants that no persons, firms, corporations or other entities are entitled to a real estate commission or other fees as a result of this Option Agreement or subsequent closing, except as accurately disclosed on the disclosure statement required in paragraph 10.  Seller shall indemnify and hold Buyer harmless from any and all such claims, whether disclosed or undisclosed.

20. RECORDING.   Buyer may record this Option Agreement, or notice of it, in the appropriate county or counties.

21. ASSIGNMENT.   This Option Agreement may be assigned by Buyer to another state or federal agency, in which event Buyer will provide written notice of assignment to Seller.  Seller may not assign this Option Agreement without the prior written consent of Buyer.

22. TIME.   Time is of essence with regard to all dates or times set forth in this Option Agreement.

23. SEVERABILITY.   If any of the provisions of this Option Agreement are deemed to be unenforceable and the unenforceability of said provisions does not adversely affect the purpose and intent of this Option Agreement, in Buyer's sole discretion, the enforceability of the remaining provisions of this Option Agreement shall not be affected.

24. SUCCESSORS IN INTEREST.   This Option Agreement shall bind and inure to the benefit of Seller and Buyer and their respective heirs, legal representatives and successors. Whenever used, the singular shall include the plural and one gender shall include all genders.

25. ENTIRE AGREEMENT.   This Option Agreement contains the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.  No supplement, modification or amendment to this Option Agreement shall be binding unless executed in writing by the parties.  Notwithstanding the foregoing, the parties acknowledge that the legal description contained in Exhibit "A" was prepared based upon historic chain of title information, without the benefit of a current survey of the Property.  The parties agree that if, in the opinion of DSL, it becomes necessary to amend the legal description of the Property to correct errors, to more properly describe the Property, to cut out portions of the Property affected by title defects unacceptable to Buyer or which cannot be timely cured by the Seller, or to otherwise revise the legal description of the Property, the legal description to be used in the Survey (if any) and in the closing instruments required by this Option Agreement shall be revised by or at the direction of DSL, and shall be subject to the final approval of DSL.  Anything to the contrary hereinabove notwithstanding, such a revision of the legal description of the Property shall not require a written amendment to this Option Agreement.  In such event, the Seller's execution and delivery of the closing instruments containing the revised legal description and the Buyer's acceptance of said instruments and of the final Survey (if any) containing the revised legal description shall constitute a full and complete ratification and acceptance of the revised legal description of the Property by the parties. Seller acknowledges that the Trustees have made various delegations of power for the purpose of land acquisition, and not all representatives of the Trustees or the DSL have authority to act in all situations.  Consequently, this Option Agreement may be terminated by the Trustees pursuant to any provision therefor contained in this Option Agreement only in writing signed by the person or persons who signed this Option Agreement on behalf of the Trustees or that person's successor.

26. WAIVER.   Failure of Buyer to insist upon strict performance of any covenant or condition of this Option Agreement, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or right; but the same shall remain in full force and effect.

27. COUNTERPARTS.   This Option Agreement may be executed in one or more counterparts, but all such counterparts, when duly executed, shall constitute one and the same Option Agreement. To facilitate execution and delivery of this Option Agreement, the parties may execute and exchange counterparts of the signature pages by scanned image (e.g., PDF file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

28. ADDENDUM.   Any addendum attached hereto that is signed by the parties shall be deemed a part of this Option Agreement.

29. NOTICE.   Whenever either party desires or is required to give notice unto the other, it must be given by written notice, and either delivered personally, transmitted via facsimile transmission, mailed postage prepaid, or sent by overnight courier to the appropriate address indicated on the first page of this Option Agreement, or such other address as is designated in writing by a party to this Option Agreement.

30.CERTIFICATION REGARDING TERRORISM.  Seller hereby certifies that to the best of Seller’s knowledge, after making all appropriate inquiries, Seller is in compliance with, and shall use all funds derived from the sale of the Property in compliance with all applicable anti-terrorism laws, regulations, rules and executive orders, including but not limited to, the USA Patriot Act of 2001, 18 U.S.C. sections 2339A-C, and U.S. Presidential Executive Orders 12947 and 13224.

31. SURVIVAL.   The covenants, warranties, representations, indemnities and undertakings of Seller set forth in this Option Agreement shall survive the closing, the delivery and recording of the deed described in paragraph 9 of this Option Agreement and Buyer's possession of the Property.

32. 1031 EXCHANGE.  Seller shall have the right, by written notice to Buyer, to assign the legal interests in this Option Agreement to a qualified tax deferred exchange intermediary for the purpose of effectuating a tax deferred, like-kind exchange or to otherwise effect an exchange of real property in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended.  Each party shall reasonably cooperate with the other in this regard; provided, however, that Buyer shall not be required to incur any additional costs, liabilities or delays in connection with this assignment, and Seller shall not be released from any of its obligations or liabilities under this Option Agreement as a result thereof.

33.NONCASH CHARITABLE CONTRIBUTION.  Notwithstanding anything in this Agreement to the contrary, it is understood between the parties that it is Seller’s intent to claim a noncash charitable contribution to the State of Florida.  Buyer acknowledges that the Seller intends to claim a noncash charitable contribution to the State of Florida.  Buyer’s acknowledgement, however, does not represent any concurrence in the Seller’s claimed fair market value.  Upon receipt of the Property, Buyer agrees to complete Part IV of Internal Revenue Service form 8283 for Seller or any other document required to effectuate the charitable contribution to the extent applicable to Buyer.

IF THIS OPTION AGREEMENT IS NOT EXECUTED BY THE SELLER, ON OR BEFORE MAY 17, 2021, BUYER SHALL BE UNDER NO OBLIGATION TO ACCEPT THIS OPTION AGREEMENT.  BUYER'S EXECUTION OF THIS OPTION AGREEMENT IS SUBJECT TO APPROVAL BY THE BOARD OF TRUSTEES OF THE INTERNAL

IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA.  THE EXERCISE OF THE OPTION PROVIDED FOR HEREIN IS SUBJECT TO:  (1) CONFIRMATION THAT THE PURCHASE PRICE IS NOT IN EXCESS OF THE DSL APPROVED VALUE OF THE PROPERTY, AND (2) DSL APPROVAL OF ALL DOCUMENTS TO BE FURNISHED HEREUNDER.  THE STATE OF FLORIDA'S PERFORMANCE AND OBLIGATION TO PAY UNDER THIS OPTION AGREEMENT IS CONTINGENT UPON AN ANNUAL APPROPRIATION BY THE LEGISLATURE AND UPON THE FUNDING OF THE APPROPRIATION THROUGH THE ISSUANCE OF FLORIDA FOREVER BONDS BY THE STATE OF FLORIDA OR OTHER FUNDING AS PROVIDED BY THE LEGISLATURE.

THIS IS INTENDED TO BE A LEGALLY BINDING OPTION AGREEMENT WHEN DULY EXECUTED.   IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE TO FOLLOW]

SELLER

Alico, Inc., a Florida corporation

BY:
Witness as to Seller		John E. Kiernan, President and CEO

Witness as to Seller
Date signed by Seller

Phone No.
8 a.m. – 5 p.m.

STATE OF ______________

COUNTY OF ____________

The foregoing instrument was acknowledged before me by means of __ physical presence or __ online notarization; this _______ day of _____, 2021 by John E. Kiernan, President and CEO, of Alico, Inc., a Florida corporation.    Such person(s) (Notary Public must check applicable box):

[______]is/are personally known to me.

[______]produced a current driver license(s).

[______]produced ___________________________ as identification.

(NOTARY PUBLIC SEAL)
Notary Public

(Printed, Typed or Stamped Name of Notary Public)

Commission No.:

My Commission Expires:

BUYER

BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA

BY DIVISION OF STATE LANDS OF THE FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION

BY:
Witness as to Buyer	NAME:	Callie DeHaven
	AS ITS:	Director
Witness as to Buyer

Date signed by Buyer

Approved as to Form and Legality

By:

Date:

STATE OF FLORIDA

COUNTY OF LEON

The foregoing instrument was acknowledged before me by means of  __  physical presence or  __  online notarization; this _________ day of _________________, 2021 by Callie DeHaven, Director, Division of State Lands, Department of Environmental Protection, as agent for and on behalf of the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida.  She is personally known to me.

(NOTARY PUBLIC SEAL)
Notary Public

(Printed, Typed or Stamped Name of Notary Public)

Commission No.:

My Commission Expires:

   EXHIBIT “A”

NOTE: This legal description is for contract purposes. There may be revisions based on a boundary survey and title insurance commitment of the property.

EXHIBIT “A-1”

ADDENDUM

BENEFICIAL INTEREST AND DISCLOSURE AFFIDAVIT

(CORPORATION/PARTNERSHIP)

Before me, the undersigned authority, personally appeared John E. Kiernan ("affiant"), this ______ day of __________, 2021, who, first being duly sworn, deposes and says:

1) That affiant is the President and CEO of Alico, Inc., a Florida corporation as “Seller”, whose address is 10070 Daniels Interstate Court, Suite 100, Ft. Myers, FL 33913, and in such capacity has personal knowledge of the matters set forth herein and has been duly authorized by Seller to make this affidavit on Seller’s behalf.  That Seller is the record owner of the Property.  As required by Section 286.23, Florida Statutes, and subject to the penalties prescribed for perjury, the following is a list of every "person" (as defined in Section 1.01(3), Florida Statutes) holding 5% or more of the beneficial interest in the disclosing entity:  (if more space is needed, attach separate sheet)

Name	Address	Interest

Not applicable.  Seller is a publicly traded company registered with the Federal Securities Exchange Commission, and thereby, is exempt from making this disclosure pursuant to section 286.23(3)(a), Florida Statutes.

2)  That to the best of the affiant's knowledge, all persons who have a financial interest in this real estate transaction or who have received or will receive real estate commissions, attorney's or consultant's fees or any other fees, costs, or other benefits incident to the sale of the Property are: (if non-applicable, please indicate “None” or “Non-Applicable”)

Name	Address	Reason for Payment	Amount
Trenam Law	101 E. Kennedy Blvd.	Legal Services	TBD
Suite 2700
Tampa, FL 33602

3)  That, to the best of the affiant's knowledge, the following is a true history of all financial transactions (including any existing option or purchase agreement in favor of affiant) concerning the Property which have taken place or will take place during the last five years prior to the conveyance of title to the State of Florida:  (if non-applicable, please indicate “None”

or “Non-Applicable”)

Name and Address Of Parties Involved	Date	Type of Transaction	Amount of Transaction

None, except for existing lease.

This affidavit is given in compliance with the provisions of Sections 286.23, 375.031(1), and 380.08(2), Florida Statutes.

AND FURTHER AFFIANT SAYETH NOT.	AFFIANT

John E. Kiernan

STATE OF ______________

COUNTY OF ____________

The foregoing instrument was acknowledged before me by means of  __  physical presence or  __  online notarization; this _______ day of _____, 2021 by John E. Kiernan, President and CEO, of Alico, Inc., a Florida corporation.    Such person(s) (Notary Public must check applicable box):

[______]is/are personally known to me.

[______]produced a current driver license(s).

[______]produced ___________________________ as identification.

(NOTARY PUBLIC SEAL)
Notary Public

(Printed, Typed or Stamped Name of Notary Public)

Commission No.:

My Commission Expires:

ADDENDUM

(CORPORATE/FLORIDA)

A.At the same time that Seller submits the closing documents required by paragraph 9. of this Option Agreement, Seller shall also submit the following to DSL:

1.Corporate resolution that authorizes the sale of the Property to Purchaser in accordance with the provisions of this Option Agreement and a certificate of incumbency,

2.Certificate of good standing from the Secretary of State of the State of Florida, and

B.As a material inducement to Purchaser entering into this Option Agreement and to consummate the transaction contemplated herein, Seller covenants, represents and warrants to Purchaser as follows:

1.The execution of this Option Agreement and the performance by Seller of the various terms and conditions hereof, including, without limitation, the execution of all agreements, notices and other documents hereunder, have been duly authorized by the requisite corporate authority of Seller.

2.Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to own real property in the State of Florida.

3.This Option Agreement, when executed and delivered, will be valid and legally binding upon Seller and enforceable in accordance with its terms and neither the execution of this Option Agreement and the other instruments to be executed hereunder by Seller, nor the performance by Seller of the various terms and conditions hereto will violate the Articles of Incorporation or By-Laws of Seller, nor will they constitute a breach or default under any agreement, indenture or other instrument to which Seller is a party or by which Seller is bound.

SELLER		BUYER

Alico, Inc., a Florida corporation		BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA

BY DIVISION OF STATE LANDS OF THE FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION

BY:		BY:
NAME:	John E. Kiernan	NAME:	Callie DeHaven
AS ITS:	President and CEO	AS ITS:	Director

Date signed by Seller		Date signed by Buyer

Phone No.
8A.M. – 5P.M.